Exhibit 99.0

For Immediate Release	Contact:	Bob DeFillippo
September 18, 2003		973 802-4149

Prudential Financial, Inc. confirmed today that it had received additional formal requests for information from regulators, including the Securities and Exchange Commission, the NASD and the State of New York Attorney General’s Office, in connection with issues relating to the purchase and sale of mutual fund shares. Prudential is cooperating with all such inquiries and is conducting its own internal review.

Prudential Financial companies, with approximately $422 billion in total assets under management as of June 30, 2003, serve individual and institutional customers worldwide and include The Prudential Insurance Company of America, one of the largest life insurance companies in the U.S. These companies offer a variety of products and services, including life insurance, property and casualty insurance, mutual funds, annuities, pension and retirement related services and administration, asset management, banking and trust services, real estate brokerage franchises and relocation services. For more information, visit www.prudential.com.